UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2024 (August 5, 2024)

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

203 S Church Street Jacksboro, TX	76458
(Address of principal executive offices)	(Zip Code)

(855) 345-9467

(Registrant’s telephone number, including area code)

7000 W. Palmetto Part Road, Suite 505

Boca Raton, FL

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Change in Control of Registrant.

On or about April 24, 2024, pursuant to the Assignment Agreement by and between James Hiza and Roman Franklin, dated as of April 24, 2024 (the “Assignment Agreement”), Roman Franklin assigned and sold one share of the Series X Convertible Preferred Stock, par value $0.0001 per share (the “Series X Stock”), of Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”), to James Hiza for a purchase price of $1.00. As such, James Hiza acquired control of the Company from Roman Franklin. The Certificate of Designations of Preferences and Rights of Series X Convertible Preferred Stock (the “Certificate of Designation”) states the rights and preferences of the holder of the Series X Stock.

Pursuant to the Certificate of Designation, the one share of Series X Stock has a number of votes at any time equal to the (i) the total number of votes then held or entitled to be made by all other securities of the Company, including, without limitation, the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), debt securities of the Company or pursuant to any other agreement, contract or understanding of the Corporation, plus (ii) one (1) vote.

As a result of the assignment, a change in control of the Company to Mr. Hiza occurred.

The information set forth under Items 5.02 this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The forgoing summaries of the material terms of the Assignment Agreement and Certificate of Designation are qualified in their entirety by the full text of the agreement and certificate, copies of which are filed herewith as Exhibits 3.1 and 4.1, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

In light of the circumstance that all members of the board of directors of the Company (the “Board”) have resigned as of May 15, 2024, the Company’s stockholders elected Scott Cox to serve as the sole Class I director of the Board on May 15, 2024 (with one Class II director seat remaining vacant until filled by the Class I director pursuant to Section 5.2 of Article V of the Certificate of Incorporation (as defined below)). Scott Cox will serve on the Board until the earlier of (i) the election of his successor at the second annual meeting of stockholders following the date hereof in accordance with the Bylaws (as defined below), or (ii) his resignation, removal, disqualification or death.

Mr. Cox, age 51, has over 25 years of experience in the management and operations of public and private companies. Mr. Cox currently serves as President, CEO, CFO and sole director of Formation Minerals, Inc. (OTC: FOMI) (“Formation”). Since September 2023, Mr. Cox also serves as a director and the interim Chief Executive Officer of THC Therapeutics, Inc. (OTC: THCT), a company focusing on becoming a consolidation catalyst in the cannabis industry and modern healthcare space through mergers and acquisitions. Prior, he served as Chief Executive Officer and sole director of Verde Bio Holdings, Inc., which was merged with SensaSure Technologies Inc. (OTC: SSTC) to form Formation, since November 20, 2019. Mr. Cox served as the President and Chief Operating Officer of NewBridge Global Ventures, Inc, (OTC: NBGV) from October 2017 to September 2018, where he led a transition into the legal cannabis space and the successful merger with a family-owned consortium of companies. Since October 2015, Mr. Cox has served as a Principal in a private family office focused on the acquisition and divestiture of oil and gas properties and various entrepreneurial ventures. Mr. Cox served in various private and public companies in oil and gas and other sectors and in a number of entrepreneurial ventures. Mr. Cox attended Eastern New Mexico University where he studied Business Administration.

On May 15, 2024, Mr. Hiza was elected and appointed as the Class II Director and the Executive Chairman until the next annual meeting, his earlier resignation or death. His biography is as follows:

Mr. Hiza, age 54, began his career as a certified public accountant and spent 15 years managing investment portfolios for small businesses and individuals. For the next 11 years, Mr. Hiza served as a Managing Partner for Lighthouse Energy Partners – helping institutional investors acquire and manage oil and gas royalties and mineral rights. In 2021, Mr. Hiza served as the Vice President of Asset Management at Verde Bio Holdings, Inc., where he was responsible for oil and gas royalty acquisitions and portfolio evaluation and monitoring. In 2023, Mr. Hiza founded Carolina Natural Resource Group and acts as Managing Partner – helping individuals acquire oil and natural gas mineral rights and royalties.

Removal of Officers

On May 15, 2024, Scott Cox, acting in his capacity as the sole Class I Director and sole director of the Board, removed all then acting officers of the Company.

Appointment of Officers

On May 15, 2024, Brandon Sisson was appointed to serve as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, and Principal Accounting Officer.

Mr. Sisson’s biography is as follows:

Mr. Sisson since his appointment in May, 2024, has served as the Company’s President, Secretary, CEO, CFO, Principal Executive Officer and Principal Accounting Officer (OTC: WINR). Mr. Sisson, since its incorporation in June, 2024 has served as the President of Redacted Optics Inc., a privately held company seeking to develop new technology in the optics industry either through using its own resources or through an acquisition or merger. Since April of 2019, Mr. Sisson has worked for Accufire Technologies, Inc, a firearms optics company specializing in digital technology, where he started as an operations consultant and is currently the interim CEO while the company is winding down.

Mr. Sisson is a United States Air Force veteran and has spent the last 13 years working as an operations and talent development consultant focusing on technology companies as the primary field of work. Mr. Sisson was the owner and President of Stoic Resources, LLC, an operations consulting management firm, from February, 2014 to May, 2021.

There is no family relationship between Mr. Sisson, Mr. Cox, or Mr. Hiza and any director or executive officer of the Company. There are no transactions between Mr. Sisson, Mr. Cox, or Mr. Hiza and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Amendment to the Certificate of Incorporation

On August 5, 2024, the Company amended Section 7.3 of the Third Amended and Restated Certificate of Incorporation of the Company, as further amended through the date hereof (the “Certificate of Incorporation”), pursuant to Article IX of the Certificate of Incorporation and applicable law. The following restatement of Section 7.3 has been adopted and approved by the Board and the stockholders of the Company:

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock or the Bylaws, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

The forgoing excerpt of the amendment to the Certificate of Incorporation is qualified in its entirety by the full text of the Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company, a copy of which is filed herewith as Exhibit 3.2.

Amendment to the Bylaws of the Company

On August 5, 2024, the Company amended Article II, Section 2.9 of the Bylaws of the Company (as amended, restated, supplemented or otherwise modified and in effect as of the date hereof, the “Bylaws”). The following restatement of Section 2.9 of the Bylaws has been adopted and approved by the Board and the stockholders of the Company:

Section 2.9. Consents in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation and so long as any shares of the Series X Convertible Preferred Stock are outstanding any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote on such matters having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

The forgoing excerpt of the amendment to the Bylaws is qualified in its entirety by the full text of the Amendment to Bylaws, a copy of which is filed herewith as Exhibit 3.3.

Amendment to Series X Convertible Preferred Stock

On August 5, 2024, the Company amended Section 1(c) of the Certificate of Designation. The following restatement of Section 1(c) of the Certificate of Designation has been adopted and approved by the Board and the stockholders of the Company:

(c) Transfers. Without the prior written approval of the Board of Directors of the Corporation, the Share of Series X Stock may not be transferred by the of the Series X Holder whether voluntary or by operation of law or otherwise and any such transfer shall be void ab initio and of no force or effect and the Corporation shall not recognize the purposed transferee thereof as the holder of the share of Series X Stock, and such share of Series X Stock shall be deemed automatically redeemed by the Corporation as of immediately prior to any such transfer or attempted transfer, and the Series X Holder shall thereafter be entitled to receive solely a redemption price of $1.00 therefor.

The forgoing excerpt of the amendment to the Series X Convertible Preferred Stock is qualified in its entirety by the full text of the amendment, a copy of which is filed herewith as Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
3.1	Franklin – Hiza Assignment Agreement for Series X Convertible Preferred Stock.
3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company
3.3	Amendment to Bylaws of the Company
4.1	Certificate of Designations of Preferences and Rights of Series X Convertible Preferred Stock
4.2	Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series X Convertible Preferred Stock
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2024	SIMPLICITY ESPORTS AND GAMING COMPANY

	By:	/s/ Brandon Sisson
Brandon Sisson
Chief Executive Officer